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                                                                   EXHIBIT 23.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Experts," "The Plan of Conversion-- Conditions to Effectiveness of the Plan and Tax Effect on Anthem," and "Selected Consolidated Financial and Other Data" and to the use of our report dated January 29, 2001, (except for Note 17, as to which the date is June 18, 2001) for Anthem Insurance Companies, Inc., in the Registration Statement (Form S-1) and related Prospectus of Anthem, Inc. dated October 1, 2001, for 4,000,000 equity security units.

                                          /s/ Ernst & Young LLP

Indianapolis, Indiana
September 27, 2001